EXHIBIT 10.5

_______________, LLC

LIMITED LIABILITY COMPANY AGREEMENT

_______________

TABLE OF CONTENTS

Page
ARTICLE 1 DEFINITIONS	1

1.1	Definitions	1
1.2	Construction	2

ARTICLE 2 ORGANIZATION	3

2.1	Formation	3
2.2	Name	3
2.3	Purpose	3
2.4	Principal Place of Business	3
2.5	Duration	3
2.6	Filings; Agent for Service of Process	3
2.7	Mergers and Exchanges	4

ARTICLE 3 MEMBERSHIP	4

3.1	Additional Members	4

ARTICLE 4 TAX CLASSIFICATION AND DISTRIBUTIONS	4

4.1	Classification of Company	4

ARTICLE 5 RIGHTS AND DUTIES OF MANAGER	4

5.1	Management	4
5.2	Action by Written Consent	5
5.3	Reimbursement	5
5.4	Indemnification	5
5.5	Expenses	5
5.6	Not Exclusive	6
5.7	Exculpation	6

ARTICLE 6 SOLE MEMBER	6

6.1	Sole Member’s Liability	6
6.2	No Personal Liability	6

ARTICLE 7 BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS	6

7.1	Maintenance of Books	6
7.2	Accounts	6
7.3	Audit or Review	6

ARTICLE 8 DISSOLUTION, LIQUIDATION AND TERMINATION	7

8.1	Dissolution	7
8.2	Liquidation and Termination	7
8.3	Certificate of Cancellation	7

ARTICLE 9 GENERAL PROVISIONS	8

i

TABLE OF CONTENTS
(continued)

Page
9.1	Offset	8
9.2	Notices	8
9.3	Binding Effect	8
9.4	Governing Law; Severability	8
9.5	Further Assurances	8
9.6	Waiver of Certain Rights	8
9.7	No Third Party Beneficiaries	9

ii

_______________, LLC
LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of _______________, is made between _______________, LLC, a Delaware limited liability company (the “Company”), and Grant Park Futures Fund Limited Partnership, a Delaware limited partnership (the “Sole Member”), pursuant to Section 18-101(7) of the Delaware Limited Liability Company Act, as amended (the “Act”).

ARTICLE 1

DEFINITIONS

1.1  Definitions.  As used in this Agreement, the following terms have the following meanings:

“Act” has the meaning that term is given in the introductory paragraph.

“Agreement” has the meaning set forth in the introductory paragraph.

“Bankrupt Member” means any Member (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of all or any substantial part of the Member’s properties; or (b) against whom a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without the Member’s consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member’s properties has been appointed and 90 days have expired without the appointment’s having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which the banks in the State of Illinois are closed.

“Certificate” has the meaning given that term in Paragraph 2.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning given that term in the preamble.

“Company Property” or “Property” means all real and personal property acquired by the Company and any improvements thereto, and shall include both tangible and intangible property.

“Dispose,” “Disposing,” or “Disposition” means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, withdrawal or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

“Fiscal Year” means the period of January 1 through December 31 of each calendar year or such other period as the Managers may from time to time determine.

“GCL” means the Delaware General Corporation Law, as amended, and any successor statute.

“Managers” means the Person or Persons selected as the manager(s) of the Company pursuant to Paragraph 5.1, but does not include any Person who has ceased to be a Manager.

“Member” means any Person executing this Agreement as of the date of this Agreement as a Member or hereafter admitted to the Company as a Member as provided in this Agreement, but does not include any Person who has ceased to be a Member in the Company.

“Membership Interest” or “Interest” means the interest of a Member in the Company including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, payments and to consent or approve certain actions as provided herein.

“Percentage Interest” means with regard to a Member the percentage set forth for that Member in Exhibit A.

“Person” means any individual, corporation, trust, partnership, joint venture, limited liability company or other entity.

“Proceeding” means any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any inquiry or investigation that could lead to any of the foregoing.

“Sole Member” has the meaning that term is given in the introductory paragraph.

“Treasury Regulations,” “Treas. Reg.” or “Reg.” means the final or temporary income tax regulations promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

Other terms defined herein have the meanings so given them.

1.2  Construction.  Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter.  All references to Articles and Paragraphs refer to articles and paragraphs of this Agreement, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes.

ARTICLE 2

ORGANIZATION

2.1  Formation.

(a) The Company was organized as a Delaware limited liability company by the filing of the Certificate of Formation (“Certificate”) under and pursuant to the Act on _______________.

(b) The Sole Member hereby elects to have the Company and this Agreement governed by the Act.

2.2  Name.  The name of the Company, and the name under which business of the Company shall be conducted, is “_______________, LLC”  The Company shall hold all of its property in the name of the Company and not in the name of a Member.

2.3  Purpose.  The purpose and business of the Company shall be to transact any or all lawful business for which limited liability companies may be organized under the Act.

2.4  Principal Place of Business.  The principal place of business of the Company shall be at 555 West Jackson Boulevard, Suite 600, Chicago, Illinois 60661 or such other location as may be designated by the Managers from time to time.

2.5  Duration.  The duration of the Company commenced on the date on which the Certificate was filed in the office of the Delaware Secretary of State in accordance with the Act and shall continue until the winding up and liquidation of the Company and its business is completed, as provided in Article 8 hereof.

2.6  Filings; Agent for Service of Process.

(a) The Certificate has been or shall be filed in the office of the Delaware Secretary of State in accordance with the provisions of the Act.  The Managers shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company under the Act or the applicable laws of the State of Delaware.  The Sole Member shall cause amendments to the Certificate to be filed whenever required by the Act.  Such Certificate and amendments thereto shall be executed by the Sole Member.

(b) The Managers shall cause to be executed and filed such forms or certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company under the laws of any other states or jurisdictions in which the Company engages in business.  Jennifer Durham King is hereby designated as an authorized person within the meaning of the Act to execute, deliver and file the Certificate and Jennifer Durham King and such other persons as may be designated from time to time by the Managers are hereby designated as authorized persons, within the meaning of the Act, to execute, deliver and file any amendments or restatements of the Certificate and any other certificates and any amendments or restatements thereof necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

(c) The registered agent for service of process on the Company in the State of Delaware, and the address of such registered agent, shall be National Corporate Research, Ltd. at 615 South DuPont Hwy, Dover, Delaware, 19901, County of Kent.  The Managers may change the registered agent and appoint successor registered agents.

(d) Upon the dissolution of the Company, the Managers shall promptly execute and cause to be filed a Certification of Cancellation in accordance with the Act and the laws of any other states or jurisdictions in which the Company has registered to transact business or otherwise filed a Certificate.

2.7  Mergers and Exchanges.  The Company may be a party to any recapitalization, acquisition, restructuring or merger in accordance with and as allowed by the Act or the GCL.

ARTICLE 3

MEMBERSHIP

3.1  Additional Members.  Additional Persons may be admitted to the Company as Members and Membership Interests may be created and issued to those Persons and to existing Members on such terms and conditions as the Managers may determine at the time of admission.  In the case of an additional Person being admitted as a Member such that the Sole Member is no longer the only Member of the Company, this Agreement shall be amended and restated as further set forth in Article 4 hereof.

ARTICLE 4

TAX CLASSIFICATION AND DISTRIBUTIONS

4.1  Classification of Company.  Solely for federal, state and local tax purposes and as long as the Sole Member remains the only Member of the Company, the Company shall be disregarded as an entity separate from its owner as contemplated in Treas. Reg. Section 301.7701-2, and all items of income, gain, loss, deduction and credits of the Company shall be items of income, gain, loss, deduction and credits to the Sole Member and reflected as such on the Sole Member’s income tax returns.  In the event the Sole Member is no longer the only Member of the Company by reason of the application of Paragraph 3.1 or otherwise, the Company shall, at such time the Sole Member ceases to be the only Member of the Company, be converted to a partnership for federal, state and local tax purposes and the Sole Member shall amend and restate this Agreement in a manner consistent therewith.  Except as prohibited by the Act, the Company may make distributions of cash or other Property to the Members in accordance with their Percentage Interests, in amounts and at such times as determined by the Managers in their sole discretion.

ARTICLE 5

RIGHTS AND DUTIES OF MANAGER

5.1  Management.  The business and affairs of the Company shall be managed by the managers, who shall be “managers” of the Company for all purposes under the Act (the “Manager” or if there is more than one (1) Manager, the “Managers”).  The Manager shall initially be Dearborn Capital Management, LLC.  The Managers shall hold office until their successors shall have been elected and qualified.  Managers shall be elected and removed by the affirmative vote of Grant Park Futures Fund Limited Partnership.  Managers need not be Members of the Company.  In addition, the Managers may appoint one or more officers who shall have and may exercise all the powers and authority of the Managers in the management of the business, property and affairs of the Company to the extent determined from time to time by the Managers.  Unless authorized to do so by this Agreement or by the Managers of the Company, no attorney-in-fact, officer, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.  No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Managers to act as an agent of the Company in accordance with the previous sentence.

5.2  Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Managers may be taken without a meeting by a Managers’ written consent thereto in writing executed by all of the Managers.  All written consents or other such writings shall be filed with the records of the meetings of the Managers.  Such consent shall be treated for all purposes as the act of the Managers.

5.3  Reimbursement.  The Company shall reimburse the Managers for payments made and indemnify the Managers for liabilities incurred by the Managers in the ordinary course of the business of the Company or for the preservation of the business or property of the Company.

5.4  Indemnification.  The Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company) by reason of the fact that such Person is or was a Manager, member or an officer of the Company, against any liabilities, expenses (including, without limitation, attorneys’ fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding if such Person acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal act or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption (a) that the Person did not act in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the Company, or (b) with respect to any criminal action or proceeding, that the Person had reasonable cause to believe that his conduct was unlawful.

5.5  Expenses.  Expenses (including, without limitation, attorneys’ fees and expenses) incurred by any Manager or Member or an officer of the Company in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company under this Paragraph 5.5 or under any other contract or agreement between such Person and the Company.  Such expenses incurred by such Person may be so paid upon the receipt of the aforesaid undertaking.

5.6  Not Exclusive.  The indemnification and advancement of expenses provided by this Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement or otherwise, both as to action in such Person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Manager, Member or officer and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such Person.

5.7  Exculpation.  Notwithstanding anything to the contrary set forth in this Agreement, none of the Managers or Members shall be liable to the Company for monetary damages for any losses, claims, damages or liabilities arising from any act or omission of such Person connection with this Agreement or the Company’s business or affairs.

ARTICLE 6

SOLE MEMBER

6.1  Sole Member’s Liability.  The Sole Member is not liable for any debt, obligation, or liability of the Company solely by reason of being or acting as the Sole Member of the Company.

6.2  No Personal Liability.  To the fullest extent permitted under the Act or any other applicable law as currently or hereafter in effect, no Member shall have any personal liability whatsoever, whether to the Company or to the creditors of the Company for the debts, obligations, expenses or liabilities of the Company or any of its losses, beyond such Member’s Capital Contribution, no creditor of the Company shall have any right whatsoever to call or to cause the Company to call any additional Capital Contributions and the Company shall have no obligation to any creditor of the Company to call any additional Capital Contributions.

ARTICLE 7

BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS

7.1  Maintenance of Books.  At the expense of the Company, the Managers shall maintain records and accounts of the operations and expenditures of the Company as is customary and usual for a business of the type engaged in by the Company.

7.2  Accounts.  The Managers shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Managers determine.

7.3  Audit or Review.  The Managers may select public accountants with expertise in the Company’s business to audit or review the books and records of the Company.

ARTICLE 8

DISSOLUTION, LIQUIDATION AND TERMINATION

8.1  Dissolution.  The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

(a) a vote of the Sole Member to dissolve and wind up the affairs of the Company;

(b) the sale or other disposition by the Company of all or substantially all of the Company Property and the collection of all amounts derived from any such sale or other disposition, including all amounts payable to the Company under any promissory notes or other evidences of indebtedness taken by the Company and the satisfaction of contingent liabilities of the Company in connection with such sale or other disposition (unless the Members shall elect to distribute such indebtedness to the Members in liquidation);

(c) upon the Sole Member becoming a Bankrupt Member, or upon the occurrence of any event which terminates the continued membership of the Sole Member in the Company (a “Withdrawal Event”), unless the business of the Company is continued by the consent of all of the remaining Members, if any, within ninety (90) days after the Withdrawal Event; or

(d) judicial dissolution under Section 18-802 of the Act.

8.2  Liquidation and Termination.  On dissolution of the Company, the Managers shall act as liquidator.  The Managers shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of liquidation shall be treated as a Company expense.  Until final distribution, the Managers shall continue to operate the Company’s business.  The steps to be accomplished by the liquidator are as follows:

(a) the liquidator shall pay, satisfy or discharge from Company Property all of the debts, liabilities and obligations of the Company to its creditors, including the Sole Member to the extent the Sole Member is a creditor.  Any surplus must be applied to pay in money the net amount distributable to the Sole Member in accordance with its right to distributions under Paragraph 8.2(b); and

(b) the Sole Member is entitled to a distribution upon the winding up of the Company’s business, consisting of a return of all contributions that have not previously been returned and a distribution of any remainder.

8.3  Certificate of Cancellation.  When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made thereto and all of the remaining property and assets of the Company have been distributed, a Certificate of Cancellation as required by the Act, shall be executed in duplicate and filed with the Delaware Secretary of State.

ARTICLE 9

GENERAL PROVISIONS

9.1  Offset.  Whenever the Company is to pay any sum to the Sole Member, any amounts that the Sole Member owes to the Company may be deducted from such sum before payment.

9.2  Notices.  Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering such writing to the recipient in Person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the Person to receive it.  All notices, requests and consents to be sent to the Sole Member must be sent to or made at the address of the Sole Member in the Company’s records or such other address as the Sole Member may specify by notice to the Company.  Any notice, request or consent to the Company must be given at the address that constitutes the Company’s principal place of business in Paragraph 2.4 hereof. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time for such notice, shall be deemed equivalent to the giving of such notice.

9.3  Binding Effect.  This Agreement is binding on and inures to the benefit of the Sole Member, the Company and their respective successors and assigns.

9.4  Governing Law; Severability.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAWS OF ANOTHER JURISDICTION.  In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate, or (b) any mandatory provision of the Act or the GCL (to the extent such statute is incorporated into the Act), the applicable provision of the Certificate, the Act, the GCL or any other applicable Delaware law shall control.  If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and such provision shall be enforced to the greatest extent permitted by law.

9.5  Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, the Sole Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

9.6  Waiver of Certain Rights.  The Sole Member irrevocably waives any right it may have to maintain any action for partition of the Property of the Company.

9.7  No Third Party Beneficiaries.  Neither this Agreement nor any provision hereof, nor any Exhibit hereto or document executed or delivered herewith, shall create any right in favor of or impose any obligation upon any Person or entity other than the Sole Member, the Managers, the Company and their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

Sole Member Limited Liability Company Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the date first set forth above.

SOLE MEMBER: Grant Park Futures Fund Limited Partnership By: _________________________________ (Authorized Signature)
COMPANY: _______________, LLC By: Dearborn Capital Management, LLC, its Manager By: _________________________________ (Authorized Signature)

EXHIBIT A

Sole Member

NAME OF SOLE MEMBER	MEMBER CAPITAL	PERCENTAGE INTERESTS
Grant Park Futures Fund Limited Partnership	$ ___________	100%